EXHIBIT 99.1

FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	R. Kevin Matz Executive Vice President Shared Services (203) 849-7938

FTI Consulting, Inc. Investors: Eric Boyriven / Matt Steinberg (212) 850-5600

Linden Alschuler & Kaplan, Inc. Media: Lisa Linden / Mollie Fullington 212-575-4545 / 917-346-6123

EMCOR GROUP, INC. REPORTS THIRD QUARTER 2012 RESULTS

- Revenues Increase 8.4% to $1.61 Billion; Organic Growth of 6.5% -
- Third Quarter Diluted Earnings Per Share from Continuing Operations of $0.59 -
- Backlog as of September 30, 2012 of $3.38 Billion -
- Company Raises 2012 Revenue and Diluted EPS Guidance -

NORWALK, CONNECTICUT, October 25, 2012 - EMCOR Group, Inc. (NYSE: EME) today reported results for the third quarter ended September 30, 2012.

As previously announced, the Company completed the sale of its Canadian subsidiary, Comstock Canada, in August 2011. Accordingly, Comstock's results for 2011 have been classified as discontinued operations.

For the third quarter of 2012, net income from continuing operations attributable to EMCOR increased 22.4% to $39.6 million, or $0.59 per diluted share, from $32.3 million, or $0.47 per diluted share, in the third quarter of 2011. Revenues increased 8.4% to $1.61 billion in the third quarter of 2012, compared to revenues of $1.48 billion in the year ago period. Compared to the third quarter of 2011, organic revenue growth in the quarter was 6.5%.

For the third quarter of 2012, operating income was $68.6 million, or 4.3% of revenues, compared to operating income of $56.5 million, or 3.8% of revenues in the year ago period.

Selling, general and administrative expenses were $134.5 million, or 8.4% of revenues, in the third quarter of 2012, compared to $131.8 million, or 8.9% of revenues, in the year ago period.

Inclusive of discrete items, the Company's income tax rate as reported in the 2012 third quarter was 40.5%, compared to an income tax rate of 39.4% in the year ago period. For the full year 2012, the Company expects to record an income tax rate of approximately 39.0%.

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EMCOR Reports Third Quarter Results	Page 2

Backlog as of September 30, 2012 was $3.38 billion, a decrease of 4.6% from $3.54 billion a year ago. This decline was attributable to planned steps taken by the Company to deemphasize its UK construction operations and focus on its facilities services business in that market. Domestically, continued backlog increases in the commercial and industrial sectors offset declines in the healthcare, institutional, water/wastewater and transportation sectors. Total commercial backlog increased $75 million, or 8.1%, from year ago levels to $998 million, and total industrial backlog increased $283 million, or 80.8%, from the year ago period. Aggregate backlog increased $98 million, or 3.0%, from $3.28 billion on June 30, 2012 due to a $193 million increase in industrial backlog.

Tony Guzzi, President and Chief Executive Officer of EMCOR Group, commented, “Our third quarter results are attributable to solid organic revenue growth, increased backlog and margins that better reflect our competitive position and the value of our services. We achieved this in a generally choppy market through broadly-based operating excellence and successful performance on a number of significant projects.”

Mr. Guzzi continued, “Our construction business performed well once again, generating exceptional margins relative to the economy, especially compared to the year ago period when we were completing work that was booked prior to the recession. We also saw a substantial improvement in our facilities services business, driven by prudent resource management that allowed us to quickly respond to our refinery and industrial customers' needs and their immediate demand for maintenance services. Importantly, we experienced significantly improved results from our site-based services businesses as start-up costs at several customer projects have decreased and as a result of our efforts to rationalize this business. We also continued to benefit from our focus on controlling SG&A, and SG&A as a percentage of sales declined once again in the period.”

Mr. Guzzi concluded, “Our sequential backlog growth, healthy organic revenue growth and strong profitability under challenging market conditions all bode well for our future prospects. Our businesses are well positioned to meet the demands of the market; however, in the absence of a definitive upturn, our focus continues to be on project execution, resource management and expense control as we look to continue taking advantage of demand as it rises and to position ourselves for a broader and more sustainable recovery when it comes.”

Net income from continuing operations attributable to EMCOR for the first nine months of 2012 was $100.2 million, or $1.48 per diluted share, compared to $85.4 million, or $1.24 per diluted share, in the year ago period. Revenues for the first nine months of 2012 increased 15.6% to $4.73 billion, compared to $4.10 billion for the first nine months of 2011. Organic revenue growth for the first nine months of 2012 was 8.9%.

Operating income in the first nine months of 2012 was $171.1 million, or 3.6% of revenues, compared to $148.4 million, or 3.6% of revenues, a year ago. Operating income for the 2011 nine-month period reflected USM transaction expenses of $4.6 million. Excluding these expenses, non-GAAP operating income for the 2011 nine-month period was $153.0 million, or 3.7% of revenues.

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EMCOR Reports Third Quarter Results	Page 3

For the first nine months of 2012, SG&A totaled $406.7 million, or 8.6% of revenues. SG&A for the first nine months of 2011 was $370.2 million, or 9.0% of revenues, and included the $4.6 million in USM-related transaction expenses.

Excluding the USM transaction expenses, the Company's non-GAAP net income from continuing operations for the first nine months of 2011 was $88.8 million, or $1.29 per diluted share. Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share to the comparable GAAP figures.

The Company noted that, based on the current size and mix of its backlog and assuming the continuation of current market conditions, it now expects to generate revenues in 2012 of approximately $6.4 billion, up from its earlier expectation of approximately $6.3 billion, and now expects diluted earnings per share of $2.00 to $2.10, up from its earlier expectation of $1.80 to $2.00.

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, energy infrastructure and facilities services. This press release and other press releases may be viewed at the Company's Web site at www.emcorgroup.com.

EMCOR Group's third quarter conference call will be available live via internet broadcast today, Thursday, October 25, at 10:30 AM Eastern Daylight Time. You can access the live call through the Home Page of the Company's Web site at www.emcorgroup.com.

This release may contain certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments are based upon information available to EMCOR management and its perception thereof, as of this date, and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding market opportunities, market share growth, gross profit, backlog mix, projects with varying profit margins, and selling, general and administrative expenses. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly these statements are no guarantee of future performance. Such risk and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR's services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity and mix of business. Certain of the risks and factors associated with EMCOR's business are also discussed in the Company's 2011 Form 10-K and in other reports filed from time to time with the Securities and Exchange Commission. All these risks and factors should be taken into account in evaluating any forward-looking statements.

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EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended September 30,		For the nine months ended September 30,
	2012	2011	2012	2011
Revenues	$1,606,242	$1,482,241	$4,734,798	$4,095,497
Cost of sales	1,402,994	1,293,974	4,156,893	3,575,865
Gross profit	203,248	188,267	577,905	519,632
Selling, general and administrative expenses	134,477	131,780	406,656	370,164
Restructuring expenses	145	—	145	1,099
Operating income	68,626	56,487	171,104	148,369
Interest expense	(1,807)	(2,824)	(5,460)	(8,374)
Interest income	381	412	1,165	1,443
Income from continuing operations before income taxes	67,200	54,075	166,809	141,438
Income tax provision	26,890	21,014	64,711	53,999
Income from continuing operations	40,310	33,061	102,098	87,439
Income from discontinued operation, net of income taxes	—	8,422	—	8,742
Net income including noncontrolling interests	40,310	41,483	102,098	96,181
Less: Net income attributable to noncontrolling interests	(729)	(725)	(1,924)	(2,020)
Net income attributable to EMCOR Group, Inc.	$39,581	$40,758	$100,174	$94,161
Basic earnings per common share: – continuing operations	$0.59	$0.48	$1.50	$1.28
– discontinued operation	$—	$0.13	$—	$0.13
Diluted earnings per common share: – continuing operations	$0.59	$0.47	$1.48	$1.24
– discontinued operation	$—	$0.13	$—	$0.13
Weighted average shares of common stock outstanding:
Basic	66,568,318	66,956,575	66,667,681	66,871,872
Diluted	67,511,707	68,415,196	67,717,704	68,530,173

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2012 (Unaudited)	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$474,380	$511,322
Accounts receivable, net	1,270,706	1,187,832
Costs and estimated earnings in excess of billings on uncompleted contracts	109,085	114,836
Inventories	47,023	44,914
Prepaid expenses and other	84,719	77,749
Total current assets	1,985,913	1,936,653
Investments, notes and other long-term receivables	4,700	5,618
Property, plant & equipment, net	116,406	101,663
Goodwill	568,166	566,805
Identifiable intangible assets, net	348,545	370,373
Other assets	29,731	32,964
Total assets	$3,053,461	$3,014,076
LIABILITIES AND EQUITY
Current liabilities:
Borrowings under revolving credit facility	$—	$—
Current maturities of long-term debt and capital lease obligations	1,673	1,522
Accounts payable	464,383	477,801
Billings in excess of costs and estimated earnings on uncompleted contracts	408,818	441,695
Accrued payroll and benefits	211,071	204,785
Other accrued expenses and liabilities	192,250	205,110
Total current liabilities	1,278,195	1,330,913
Borrowings under revolving credit facility	150,000	150,000
Long-term debt and capital lease obligations	4,311	3,335
Other long-term obligations	292,111	284,697
Total liabilities	1,724,617	1,768,945
Equity:
Total EMCOR Group, Inc. stockholders’ equity	1,318,123	1,234,734
Noncontrolling interests	10,721	10,397
Total equity	1,328,844	1,245,131
Total liabilities and equity	$3,053,461	$3,014,076

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2012 and 2011
(In thousands) (Unaudited)

	2012	2011
Cash flows - operating activities:
Net income including noncontrolling interests	$102,098	$96,181
Depreciation and amortization	22,577	19,990
Amortization of identifiable intangible assets	22,336	18,816
Deferred income taxes	949	4,141
Gain on sale of discontinued operation, net of income taxes	—	(9,021)
Excess tax benefits from share-based compensation	(5,636)	(859)
Equity income from unconsolidated entities	(628)	(1,015)
Other non-cash items	3,854	4,806
Distributions from unconsolidated entities	867	576
Changes in operating assets and liabilities, excluding the effect of businesses acquired	(104,417)	(74,943)
Net cash provided by operating activities	42,000	58,672
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired, and related contingent consideration agreement	(20,613)	(301,828)
Proceeds from sale of discontinued operation, net of cash sold	—	26,627
Proceeds from sale of property, plant and equipment	1,830	375
Purchase of property, plant and equipment	(29,356)	(19,495)
Investment in and advances to unconsolidated entities and joint ventures	—	(28)
Purchase of short-term investments	(22,433)	—
Maturity of short-term investments	22,490	—
Net cash used in investing activities	(48,082)	(294,349)
Cash flows - financing activities:
Repayments of long-term debt and debt issuance costs	(38)	(16)
Repayments of capital lease obligations	(1,654)	(655)
Dividends paid to stockholders	(9,988)	—
Repurchase of common stock	(23,912)	—
Proceeds from exercise of stock options	2,953	1,997
Payments to satisfy minimum tax withholding	(1,654)	(1,256)
Issuance of common stock under employee stock purchase plan	1,913	1,722
Net payments of contingent consideration arrangements	(4,717)	(1,118)
Distributions to noncontrolling interests	(1,600)	(1,300)
Excess tax benefits from share-based compensation	5,636	859
Net cash (used in) provided by financing activities	(33,061)	233
Effect of exchange rate changes on cash and cash equivalents	2,201	974
Decrease in cash and cash equivalents	(36,942)	(234,470)
Cash and cash equivalents at beginning of year	511,322	710,836
Cash and cash equivalents at end of period	$474,380	$476,366

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended September 30,
	2012	2011
Revenues from unrelated entities:
United States electrical construction and facilities services	$318,960	$290,337
United States mechanical construction and facilities services	563,143	520,305
United States facilities services	600,227	532,413
Total United States operations	1,482,330	1,343,055
United Kingdom construction and facilities services	123,912	139,186
Total worldwide operations	$1,606,242	$1,482,241

	For the nine months ended September 30,
	2012	2011
Revenues from unrelated entities:
United States electrical construction and facilities services	$905,343	$865,390
United States mechanical construction and facilities services	1,718,166	1,417,637
United States facilities services	1,706,647	1,427,525
Total United States operations	4,330,156	3,710,552
United Kingdom construction and facilities services	404,642	384,945
Total worldwide operations	$4,734,798	$4,095,497

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended September 30,
	2012	2011
Operating income (loss):
United States electrical construction and facilities services	$22,146	$17,137
United States mechanical construction and facilities services	27,186	33,582
United States facilities services	31,992	17,100
Total United States operations	81,324	67,819
United Kingdom construction and facilities services	1,646	1,757
Corporate administration	(14,199)	(13,089)
Restructuring expenses	(145)	—
Total worldwide operations	68,626	56,487
Other corporate items:
Interest expense	(1,807)	(2,824)
Interest income	381	412
Income from continuing operations before income taxes	$67,200	$54,075

	For the nine months ended September 30,
	2012	2011
Operating income (loss):
United States electrical construction and facilities services	$68,121	$57,983
United States mechanical construction and facilities services	79,021	79,672
United States facilities services	59,937	47,155
Total United States operations	207,079	184,810
United Kingdom construction and facilities services	9,090	8,150
Corporate administration	(44,920)	(43,492)
Restructuring expenses	(145)	(1,099)
Total worldwide operations	171,104	148,369
Other corporate items:
Interest expense	(5,460)	(8,374)
Interest income	1,165	1,443
Income from continuing operations before income taxes	$166,809	$141,438

EMCOR GROUP, INC.
RECONCILIATION OF 2012 AND 2011 OPERATING INCOME
(In thousands) (Unaudited)

In our press release, we provide actual 2012 and 2011 third quarter and year-to-date September 30, 2012 and 2011 operating income.  The following table provides a reconciliation between 2012 and 2011 operating income based on non-GAAP measures to the most direct comparable GAAP measures.

	For the three months ended September 30,		For the nine months ended September 30,
	2012	2011	2012	2011
GAAP operating income	$68,626	$56,487	$171,104	$148,369
Pre-tax transaction expenses related to the acquisition of USM Holdings, Inc.	—	111	—	4,642
Non-GAAP operating income, excluding pre-tax USM acquisition expenses	$68,626	$56,598	$171,104	$153,011

EMCOR GROUP, INC.
RECONCILIATION OF 2012 AND 2011 NET INCOME
(In thousands) (Unaudited)

In our press release, we provide actual 2012 and 2011 third quarter and year-to-date September 30, 2012 and 2011 net income from continuing operations attributable to EMCOR Group, Inc.  The following table provides a reconciliation between 2012 and 2011 net income from continuing operations attributable to EMCOR Group, Inc. based on non-GAAP measures to the most direct comparable GAAP measures.

	For the three months ended September 30,		For the nine months ended September 30,
	2012	2011	2012	2011
GAAP net income from continuing operations attributable to EMCOR Group, Inc. (1)	$39,581	$32,336	$100,174	$85,419
Transaction expenses related to the acquisition of USM Holdings, Inc. (2)	—	98	—	3,404
Non-GAAP net income from continuing operations attributable to EMCOR Group, Inc., excluding USM transaction expenses	$39,581	$32,434	$100,174	$88,823

(1) Amount is income from continuing operations less net income attributable to noncontrolling interest
(2)  Amount is net of tax effect of $0.0 million in the quarter and $1.2 million in the nine-month period

EMCOR GROUP, INC.
RECONCILIATION OF 2012 AND 2011 DILUTED EARNINGS PER SHARE FIGURES
(Unaudited)

In our press release, we provide actual 2012 and 2011 third quarter and year-to-date September 30, 2012 and 2011 diluted earnings per share from continuing operations.  The following table provides a reconciliation between 2012 and 2011 EPS based on non-GAAP measures to the most direct comparable GAAP measures.

	For the three months ended September 30,		For the nine months ended September 30,
	2012	2011	2012	2011
GAAP diluted earnings per common share from continuing operations	$0.59	$0.47	$1.48	$1.24
Transaction expenses related to the acquisition of USM Holdings, Inc. (1)	—	0.00	—	$0.05
Non-GAAP diluted earnings per common share from continuing operations, excluding USM transaction expenses	$0.59	$0.47	$1.48	$1.29

(1) Amount is net of tax effect of $0.0 million in the quarter and $1.2 million in the nine-month period

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